UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2024
Date of Report (Date of earliest event reported)

Commission File No.	Exact Name of Registrants as Specified in their Charters, Address and Telephone Number	State of Incorporation	IRS Employer Identification Nos.	Former name, former address and former fiscal year, if changed since last report
1-14201	SEMPRA	California	33-0732627	No change
488 8th Avenue
San Diego, California 92101
(619) 696-2000

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY	California	95-1184800	No change
8330 Century Park Court
San Diego, California 92123
(619) 696-2000

1-01402	SOUTHERN CALIFORNIA GAS COMPANY	California	95-1240705	No change
555 West 5th Street
Los Angeles, California 90013
(213) 244-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
SEMPRA:
Sempra Common Stock, without par value	SRE	New York Stock Exchange
Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange
SAN DIEGO GAS & ELECTRIC COMPANY:
None
SOUTHERN CALIFORNIA GAS COMPANY:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
2024 General Rate Case of San Diego Gas & Electric Company and Southern California Gas Company
On December 19, 2024, the California Public Utilities Commission (CPUC) approved a final decision (FD) in the 2024 General Rate Case (GRC) of San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas). SDG&E and SoCalGas are subsidiaries of Sempra. The GRC FD authorizes SDG&E’s and SoCalGas’ test year revenue requirements for 2024 and attrition year adjustments for 2025 through 2027, inclusively. In addition, the GRC FD provides SDG&E and SoCalGas with numerous mechanisms to seek cost recovery of additional projects and programs as described below.
2024 Revenue Requirements and Attrition Year Revenues
The GRC FD adopts a test year 2024 revenue requirement of $2,699 million for SDG&E’s combined operations ($2,193 million for its electric operations and $506 million for its natural gas operations). SDG&E’s authorized 2024 combined revenue requirement represents an increase of $189 million (7.5%) over its authorized 2023 combined revenue requirement. In connection with SDG&E’s election to change its tax accounting method for gas repairs expenditures, the 2024 revenue requirement increase is net of $68 million of total estimated income tax benefits for 2023 and 2024 to be flowed through to customers in the 2024 test year as a pass-through benefit. The GRC FD also specifies an increase in SDG&E’s 2025, 2026, and 2027 combined revenue requirements of $147 million (5.45%), $119 million (4.17%) and $122 million (4.11%), respectively, over the preceding year’s combined revenue requirement. The 2025, 2026 and 2027 revenue requirements will be updated to implement a previously authorized change in the cost of capital that adjusted SDG&E’s rate of return to 7.45%.
The GRC FD adopts a test year 2024 revenue requirement of $3,806 million for SoCalGas. SoCalGas’ authorized 2024 revenue requirement represents an increase of $324 million (9.3%) over its authorized 2023 revenue requirement. In connection with SoCalGas’ election to change its tax accounting method for gas repairs expenditures, the 2024 revenue requirement increase is net of $202 million of total estimated income tax benefits for 2023 and 2024 to be flowed through to customers in the 2024 test year as a pass-through benefit. The GRC FD also specifies an increase in SoCalGas’ 2025, 2026, and 2027 revenue requirements of $190 million (5.00%), $116 million (2.91%) and $120 million (2.92%), respectively, over the preceding year’s revenue requirement. The 2025, 2026 and 2027 revenue requirements will be updated to implement a previously authorized change in the cost of capital that adjusted SoCalGas’ rate of return to 7.49%.
Existing and Anticipated Requests for Recovery of Specified Safety, Maintenance and Reliability Investments
The GRC provides SDG&E and SoCalGas with numerous mechanisms to seek cost recovery of specified projects and programs. We expect that the requests for cost recovery of these projects and programs, which remain subject to CPUC approval, will result in additional amounts of authorized revenue requirement that are not included in the amounts described above. The referenced projects and programs and their cost recovery mechanisms are as follows:
GRC Track 2 and Track 3 Requests for Wildfire Mitigation Plan and Pipeline Safety Enhancement Plan Costs. Although SDG&E’s Track 2 request for review and recovery of wildfire mitigation plan costs incurred from 2019 through 2022, inclusively, is not addressed in the GRC FD, SDG&E anticipates receiving a decision on this request in the first half of 2025. SDG&E also expects to file a Track 3 request in the first half of 2025 for review and recovery of wildfire mitigation plan costs incurred in 2023. The GRC FD expanded the scope of the Track 3 filing to include review of SoCalGas’ and SDG&E’s Pipeline Safety Enhancement Plan costs incurred from 2015 to 2020, inclusively.
Advice Letter Filings to Implement Additional Revenue Requirements for Certain Capital Projects. Subject to applicable cost caps, the GRC FD approved SDG&E’s Moreno compressor station project and SoCalGas’s Honor Rancho compressor station and customer information system replacement projects. Upon completion of these projects, SDG&E and SoCalGas intend to file advice letters to implement the revenue requirements associated with each project’s respective costs. The referenced advice letters are subject to CPUC approval.
Applications to Seek Cost Recovery of Specified Projects and Programs. The GRC FD also provides SDG&E and SoCalGas the opportunity to file separate applications for cost recovery of their mobile home park and gas integrity management programs, among others, and advanced metering infrastructure replacements at SDG&E. These applications will be subject to reasonableness reviews of the work performed and associated costs and will be subject to CPUC approval.
Accounting Impacts
SDG&E and SoCalGas recorded revenues in the first nine months of 2024 based on levels authorized for 2023 because a final decision in the GRC was not issued by September 30, 2024. Since the GRC FD is effective retroactive to January 1, 2024, SDG&E and SoCalGas will record the retroactive impacts in the fourth quarter of 2024.

Additional information regarding the GRC is provided in Note 4 of the Notes to Consolidated Financial Statements in the combined Annual Report on Form 10-K for the year ended December 31, 2023 for Sempra, SDG&E and SoCalGas, and in Note 4 of the Notes to Condensed Consolidated Financial Statements in the combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 for Sempra, SDG&E and SoCalGas.
Federal Energy Regulatory Commission (FERC) Rate Matters
SDG&E files separately with the FERC for its authorized return on equity (ROE) on FERC-regulated electric transmission operations and assets.
FERC Transmission Owner Formula Rate 5 (TO5)
In October 2019, SDG&E reached a settlement with parties in SDG&E’s TO5 proceeding. The settlement provides for a ROE of 10.60%, consisting of a base ROE of 10.10% plus an additional 0.50% ROE for participation in the California Independent System Operator (the California ISO adder). The settlement further provides that SDG&E will refund the California ISO adder as of June 1, 2019 if the FERC issues an order ruling that California investor-owned utilities are no longer eligible for the California ISO adder.
In December 2024, the FERC issued an order finding that SDG&E is not eligible for the California ISO adder. As a result of the FERC order, Sempra and SDG&E will record a charge of approximately $120 million ($89 million after tax) on the Sempra and SDG&E Consolidated Statements of Operations, respectively, prepared in conformity with generally accepted accounting principles (GAAP) in the fourth quarter of 2024, all of which will be an adjustment to Sempra’s 2024 non-GAAP earnings calculations.
SDG&E believes there is a reasonable basis to appeal the FERC order and intends to do so in the first quarter of 2025.
FERC Transmission Owner Formula Rate 6 (TO6)
In October 2024, SDG&E submitted its TO6 filing to the FERC, requested to be effective January 1, 2025 and subject to refund. SDG&E’s TO6 filing proposes, among other items, an increase to SDG&E’s currently authorized base ROE from 10.10% to 11.75%, plus the California ISO adder, for a total of 12.25%.
Aliso Canyon Senate Bill (SB) 380 Order Instituting Investigation
In February 2017, the CPUC opened the Aliso Canyon proceeding SB 380 Order Instituting Investigation (OII) to determine the feasibility of minimizing or eliminating the use of the Aliso Canyon natural gas storage facility (Aliso Canyon) while still maintaining energy and electric reliability for the region, including analyzing alternative means for meeting or avoiding the demand for the facility’s services if it were eliminated.
In August 2023, the CPUC issued a decision to increase the interim range of gas inventory levels at Aliso Canyon from 41.6 billion cubic feet (bcf) to 68.6 bcf.
On December 19, 2024, the CPUC approved a final decision in the SB 380 OII finding that Aliso Canyon is necessary for natural gas and electric reliability and affordable rates and closed the OII. Among other things, and subject to future CPUC biennial reviews and potential additional proceedings, the final decision authorizes Aliso Canyon to continue operating and sets the maximum working natural gas storage level at 68.6 bcf.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.
In this report, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof; decisions, audits, investigations, inquiries, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (CPUC), Comisión Reguladora de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions, including risks related to (i) being able to make a final investment decision, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, (iv) obtaining third-party consents and approvals and (v) third parties honoring their contracts and commitments; macroeconomic trends or other factors that could change our capital expenditure plans and their potential impact on rate base or other growth; litigation, arbitration, property disputes and other proceedings, and changes (i) to laws and regulations, including those related to tax and trade policy and the energy industry in Mexico and (ii) due to the results of elections; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, or (iii) fluctuating interest rates and inflation; the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates; the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the injection and withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.
Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, and Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and IEnova are not regulated by the CPUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: December 23, 2024	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer (Duly Authorized Officer)

SAN DIEGO GAS & ELECTRIC COMPANY,
(Registrant)

Date: December 23, 2024	By: /s/ Valerie A. Bille
Valerie A. Bille Vice President, Controller and Chief Accounting Officer (Duly Authorized Officer)

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: December 23, 2024	By: /s/ Sara P. Mijares
Sara P. Mijares Vice President, Controller and Chief Accounting Officer (Duly Authorized Officer)